Exhibit 99.1

Harris Manufacturing, Inc. and Harris LED, LLC

Combined Financial Statements Year Ended December 31, 2012

The report accompanying these financial statements was issued by

BDO USA, LLP, a Delaware limited liability partnership and the U.S. member of

BDO International Limited, a UK company limited by guarantee.

Harris Manufacturing, Inc. and Harris LED, LLC

Combined Financial Statements

Year Ended December 31, 2012

Harris Manufacturing, Inc. and Harris LED, LLC

Contents

Independent Auditor’s Report	3-4

Combined Financial Statements

Combined Balance Sheet	6-7

Combined Statement of Operations	8

Combined Statement of Cash Flows	9

Combined Statement of Changes in Stockholders’ and Members’ Equity	10

Notes to Combined Financial Statements	11-20

Independent Auditor’s Report

Board of Directors

Harris Manufacturing, Inc. and Harris LED, LLC

Green Cove Springs, Florida

We have audited the accompanying combined financial statements of Harris Manufacturing, Inc., and Harris LED, LLC, which comprise the balance sheet as of December 31, 2012, and the related statements of operations, changes in stockholders’ and members’ equity, and cash flows for the year then ended and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Harris Manufacturing, Inc. and Harris LED, LLC as of December 31, 2012, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

September 13, 2013

Combined Financial Statements

Harris Manufacturing, Inc. and Harris LED, LLC

Combined Balance Sheet

December 31, 2012
Assets
Current Assets
Cash and cash equivalents	$475,133
Accounts receivable—trade, net of allowance for doubtful accounts of $55,000	2,535,070
Inventory	1,103,512
Prepaid expenses	66,611
Due from related party	12,988
Deferred income tax benefit	108,750

Total Current Assets	4,302,064

Property and Equipment
Transporation equipment	85,347
Machinery and equipment	623,041
Computer hardware, office furniture, equipment and software	137,221

845,609
Less accumulated depreciation and amortization	(699,156)

Total Property and Equipment, Net	146,453

Other Assets
Deferred income tax benefit	122,395

Total Other Assets	122,395

Total Assets	$4,570,912

See accompanying notes to combined financial statements

Harris Manufacturing, Inc. and Harris LED, LLC

Combined Balance Sheet

December 31, 2012
Liabilities and Stockholders’ and Members’ Equity
Current Liabilities
Accounts payable	$1,084,747
Accrued expenses	232,895
Line of credit	803,844

Total Current Liabilities	2,121,486

Commitments and Contingencies
Stockholders’ and Members’ Equity
Common stock, $0.001 par value, 20,000,000 shares authorized, 16,545,001 issued and outstanding	16,545
Additional paid in capital	286,421
Member units, $1.00 par value, 10,000 shares authorized, issued and outstanding	10,000
Retained earnings	2,136,460

Total Stockholders’ and Members’ Equity	2,449,426

Total Liabilties and Stockholders’ and Members’ Equity	$4,570,912

See accompanying notes to combined financial statements

Harris Manufacturing, Inc. and Harris LED, LLC

Combined Statement of Operations

December 31, 2012
Sales	$14,740,454
Cost of Sales	11,253,410

Gross Profit on Sales	3,487,044

Operating Expenses
Sales expense	1,043,255
General and administration expenses	1,041,906

Total Operating Expenses	2,085,161

Operating Income	1,401,883

Other Income (Expense)
Interest income	4,214
Interest expense	(12,093)

Net Other Expense	(7,879)

Income Before Provision for Income Taxes	1,394,004
Provision for Income Taxes	499,781

Net Income	$894,223

See accompanying notes to combined financial statements

Harris Manufacturing, Inc. and Harris LED, LLC

Combined Statement of Cash Flows

Year Ended December 31, 2012
Cash Flows From Operating Activities
Net Income	$894,223
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	85,934
Provision for bad debts	4,959
Loss on sale of property and equipment	1,717
Deferred income tax benefit	418,353
Changes in assets and liabilities:
Accounts receivable	(1,060,796)
Inventory	(87,447)
Prepaid expenses	(19,339)
Accounts payable	266,619
Accrued expenses	84,819

Net cash provided by operating activities	589,042

Cash Flows From Investing Activities
Purchases of property and equipment	(60,688)
Proceeds from sale of property and equipment	1,850
Payments from related party advances	45,707

Net cash used in investing activities	(13,131)

Cash Flows From Financing Activities
Net borrowings from line of credit	283,011
Proceeds from issuance of member units	10,000
Dividends paid	(800,000)

Net cash used in financing activities	(506,989)

Net Increase in Cash	68,922
Cash, beginning of year	406,211

Cash, end of year	$475,133

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for interest	$19,318
Cash paid during the year for taxes	$79,272

See accompanying notes to combined financial statements

Harris Manufacturing, Inc. and Harris LED, LLC

Combined Statement of Changes in Stockholders’ and Members’ Equity

							Total Stockholders’
	Common Stock Voting		Member Units
	Shares	Amount	Units	Amount	Additional Paid in Capital	Retained Earnings	and Members’ Equity
Balance, December 31, 2011	16,545,001	$16,545	—	$—	$286,421	$2,042,237	$2,345,203
Net income	—	—	—	—	—	894,223	894,223
Issuance of member units	—	—	10,000	10,000	—	—	10,000
Dividends paid	—	—	—	—	—	(800,000)	(800,000)

Balance, December 31, 2012	16,545,001	$16,545	10,000	$10,000	$286,421	$2,136,460	$2,449,426

See accompanying notes to combined financial statements

Harris Manufacturing, Inc. and Harris LED, LLC

Notes to Combined Financial Statements

1. Significant Accounting Policies

Basis of Presentation

The combined financial statements include the accounts of Harris Manufacturing, Inc. (Harris Manufacturing) and Harris LED, LLC (Harris LED), (collectively the Companies). The Companies are combined due to common ownership. Significant intercompany transactions have been eliminated.

Organization

Harris Manufacturing markets custom-designed, energy-saving, commercial lighting fixtures. These fixtures provide significant energy savings compared to traditional, non-reflectorized, magnetic ballast fluorescent fixtures. Harris Manufacturing sells to commercial and governmental customers throughout North America. Harris Manufacturing also performs installation contracts related to the fixtures it manufactures.

Harris LED performs installation services and sells LED products. In exchange for management, sales and other services provided by Harris Manufacturing to Harris LED, Harris LED reimburses Harris Manufacturing for the cost of such services and pays Harris Manufacturing 14% of its monthly gross sales as an administrative fee and sales commissions.

Basis of Accounting

The Companies maintain their records on the accrual basis of accounting. The combined financial statements and notes are representations of the Companies’ management who is responsible for their integrity and objectivity. The accounting principles conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the combined financial statements.

Use of Estimates

The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for doubtful accounts, the reserve for excess inventory, the recognition of deferred income tax benefits, and accrued expenses. The determination of the adequacy of the allowance for doubtful accounts, the reserve for excess inventory, the recognition of deferred income tax benefits, and accrued expenses are based on estimates that may be affected by significant changes in the economic environment, ongoing litigation, market conditions, and the ability of management to implement effective tax strategies to utilize deferred income tax benefits.

Comprehensive Income

The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) No. 220, Comprehensive Income (“FASB ASC 220”). FASB ASC 220 requires an entity to report its change in equity during the period from transactions and events other than those

Harris Manufacturing, Inc. and Harris LED, LLC

Notes to Combined Financial Statements

resulting from investments by and distributions to owners. All items that are recognized as comprehensive income are required to be reported in a financial statement that is displayed with the same prominence as other combined financial statements. The Companies do not have any material amounts of comprehensive income other than those already shown in the Statement of Operations; therefore, a separate statement of comprehensive income is not included with these combined financial statements.

Fair Value of Financial Instruments

Financial instruments of the Companies consist of cash and cash equivalents, accounts receivables and payables, due from related party, and line of credit. The carrying amount of financial instruments approximates fair value because of the short–term nature of such instruments, or in the case of the line of credit, because of interest rates available to the Companies for similar obligations.

Fair Value Measurements and Disclosures

The Companies have adopted ASC 820-10-50, Fair Value Measurements and Disclosures. This statement defines fair value, establishes a framework for measuring fair value, and expands disclosures about the fair value measurements. ASC 820-10-50 establishes a fair value hierarchy for the inputs used to measure fair value based on the nature of the data input, which generally range from quoted prices for identical instruments in a principal trading market (Level 1) to estimates determined using related market data (Level 3). At December 31, 2012, the Companies have no financial instruments subject to the fair value measurement hierarchy.

Cash and Cash Equivalents

The Companies consider all interest and non-interest bearing deposits to be cash equivalents.

Accounts Receivable

Accounts receivable arise in the normal course of business and represent amounts due from trade customers and employees. Management reviews the outstanding accounts receivable at year end, as well as the bad debt write-offs experienced in the past, and provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. As of December 31, 2012, the allowance for doubtful accounts amounted to $55,000. Bad debts totaled $4,959 for 2012. Based on the information available, the Companies believe the allowance for doubtful accounts is adequate.

Inventory

Raw materials, including raw materials incorporated into work-in-process and finished goods, are stated at cost using the first-in, first-out (FIFO) basis. Work-in-process and finished goods are stated at standard cost, which approximates FIFO cost or market. Inventory is net of allowance for slow moving items.

Harris Manufacturing, Inc. and Harris LED, LLC

Notes to Combined Financial Statements

Property and Equipment

Property and equipment assets are stated at cost. Significant renewals and betterments are capitalized, while repair and maintenance expenditures are charged to expense. When property and equipment are sold or retired, the related costs and accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in income. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets. Depreciation and amortization expense totaled $85,934.

The estimated useful lives of property and equipment are as follows:

Estimated Useful Lives
Transportation equipment	5 years
Machinery and equipment	5-10 years
Computer hardware, office furniture, equipment and software	3-5 years

Long-lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset. When required, certain long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Revenue Recognition

Revenue is recognized on the sales of the Companies’ lighting and related energy efficiency systems and products when the following four criteria are met:

•	Persuasive evidence of an arrangement exists;

•	Delivery has occurred and title has passed to the customer;

•	The sales price is fixed and determinable and no further obligation exists; and

•	Collectability is reasonably assured.

These four criteria are met for the Companies’ product-only revenue upon delivery of the product and title passing to the customer. At that time, the Companies provide for estimated costs that may be incurred for product warranties and sales returns. Revenues are presented net of sales tax and other sales related taxes.

For sales of the Companies’ lighting and energy management technologies, consisting of multiple elements of revenue, such as a combination of product sales and services, the Company determines the amount of revenue for each element by allocating the total contract revenue to each element based on their relative selling prices in accordance with ASC 605-25, Revenue Recognition – Multiple Element Arrangements. In such circumstances, the Company uses a hierarchy to determine the selling price to be used for allocating revenue to deliverables: (1) vendor-specific objective evidence (VSOE) of fair value, if available, (2) third-party evidence (TPE) of selling price if VSOE is not available, and (3) best estimate of the selling price if neither VSOE nor TPE is available (a description as to how the Companies determined VSOE, TPE and estimated selling price is provided below).

Harris Manufacturing, Inc. and Harris LED, LLC

Notes to Combined Financial Statements

The nature of the Companies’ multiple element arrangements for the sale of its lighting and energy management technologies is similar to a construction project, with materials being delivered and contracting and project management activities occurring according to an installation schedule. The significant deliverables include the shipment of products and related transfer of title and the installation.

To determine the selling price in multiple-element arrangements, the Companies established the selling price for its HIF lighting and energy management system products using management’s best estimate of the selling price, as VSOE or TPE does not exist. Product revenue is recognized when products are shipped. For product revenue, management’s best estimate of selling price is determined using a cost plus gross profit margin method. In addition, the Companies records in service revenue the selling price for its installation and recycling services using management’s best estimate of selling price, as VSOE or TPE does not exist. Service revenue is recognized when services are completed and customer acceptance has been received. Recycling services provided in connection with installation entail the disposal of the customer’s legacy lighting fixtures. The Companies’ service revenues, other than for installation and recycling that are completed prior to delivery of the product, are included in product revenue using management’s best estimate of selling price, as VSOE and TPE does not exist. These services include comprehensive site assessment, site field verification, utility incentive and government subsidy management, engineering design, and project management. For these services, along with the Companies’ installation and recycling services, under a multiple-element arrangement, management’s best estimate of selling price is determined by considering several external and internal factors including, but not limited to, economic conditions and trends, customer demand, pricing practices, margin objectives, competition, geographies in which the Companies offer its products and services and internal costs. The determination of estimated selling price is made through consultation with and approval by management, taking into account all of the preceding factors.

Income Taxes

Harris LED, as a limited liability company, is taxed as a partnership. As such, the members are liable for individual federal and state income taxes related to the Company’s taxable income. Accordingly, no provision for income taxes has been included in these combined financial statements.

For Harris Manufacturing, provisions for income taxes are based on amounts reported in the Statement of Operations after exclusion of nontaxable income and nondeductible expenses, such as meals and entertainment. Deferred income taxes are computed under the liability method as prescribed in FASB ASC 740-10-25, Income Taxes, for the tax effects of temporary differences, if material. The deferred income tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred income taxes are also recognized for operating losses that are available to offset future income taxes. The components of the deferred income tax asset and liability are classified as current and noncurrent based on their characteristics. Valuation allowances are provided for deferred income tax assets based on management’s projection of the sufficiency of future taxable income to realize the assets. Such projections include the consideration of the likelihood that business or tax strategies may be implemented to recognize future taxable income.

Harris Manufacturing, Inc. and Harris LED, LLC

Notes to Combined Financial Statements

The Companies have adopted ASC Section 740-10 (formerly known as FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB No. 109). This interpretation clarifies the accounting for income taxes by prescribing the minimum standard a tax position is required to meet before being recognized in the combined financial statements. The Companies have not taken any uncertain tax position that should be accounted for under ASC Section 740-10.

The Companies recognize interest and penalties, if any, as a component of operating expenses. Management believes that the Companies are no longer subject to federal income tax examinations for years before 2009. There are no examinations in progress.

Advertising

The Companies expense all advertising costs as they are incurred. Total advertising costs for the year ended December 31, 2012 were not material.

Recent Accounting Pronouncements

Management does not anticipate that any of the recently finalized accounting pronouncements, when effective and implemented if necessary, would have a material impact on the financial condition, results of operations, or liquidity of the Companies.

Subsequent Events

ASC 855, Subsequent Events, requires an entity to record the effects of subsequent events that provide evidence about conditions that existed at the balance sheet date and disclose but not record the effects of subsequent events which provide evidence about conditions that did not exist at the balance sheet date. Management’s date for evaluating the existence of subsequent events that would affect the combined financial statements for the year ended December 31, 2012, was September 13, 2013, which was the date the combined financial statements were available to be issued. Except as noted below, Management is not aware of any subsequent events which would require recognition or disclosure in the combined financial statements.

On July 1, 2013, all equity interests of the Companies were acquired by Orion Energy Systems, Inc. for a purchase price of approximately $10.1 million. The purchase price is subject to potential post-closing adjustments for net working capital and certain other items.

2. Concentrations and Risks

Concentration of Credit Risks

The Companies maintain their cash in bank deposit accounts at high credit-quality financial institutions in which accounts are insured by the Federal Deposit Insurance Corporation up to the prevailing limits. Uninsured deposits totaled $223,956 as of December 31, 2012.

The Companies grant credit to various commercial and government customers throughout North America under the terms of the underlying contracts. Substantially all of such credit is typically repaid within 20 to 75 days from invoice date.

Harris Manufacturing, Inc. and Harris LED, LLC

Notes to Combined Financial Statements

Dependence on Key Customers

One customer accounted for approximately 18.8% of sales for 2012 and approximately 23.3% of trade accounts receivable at December 31, 2012.

In addition to these customers, Harris Manufacturing has an agreement with a retail chain of stores. Under this agreement, the Company sells its products at fixed prices to the retail chain’s subcontractors for installation within the stores. Indirect sales to the retail chain through its subcontractors accounted for 34.4% of sales for 2012 and approximately 28.5% of accounts receivable at December 31, 2012.

Due to the nature of the Company’s business, major customers may vary from year to year. The Company is attempting to expand its client base to reduce such levels of dependency in the future.

Major Suppliers

While a substantial portion of purchases have been made from a few vendors for the convenience of the Companies, there exist other vendors that can supply the same materials.

Currently, the Companies purchase certain of its fixtures from foreign vendors and subsidiaries of U.S. companies. The Companies are not exposed to foreign currency exchange risks.

3. Inventory

At December 31, 2012, inventory consisted of the following:

Raw materials	$1,024,941
Work in process	21,227
Finished goods	57,344

$1,103,512

4. Related Party Transactions

At December 31, 2012, amounts due from related party consisted of advances to Scott A. Green, a stockholder and Executive Vice President of Business Development, along with accrued interest on advances.

5. Line of Credit

Harris Manufacturing has a revolving line of credit in the amount of $2,000,000 with Branch Banking & Trust Company with interest at the prime rate (3.25% at December 31, 2012) due August 5, 2014. The note is secured by substantially all of the assets owned by Harris Manufacturing and provides for a maximum outstanding balance of 65% of eligible accounts receivable and 30% of eligible inventory. Interest expense on the line of credit totaled $19,318 for 2012. Under the line of credit, advances of $803,844 were outstanding at December 31, 2012. At December 31, 2012, approximately $1.0 million was available to fund under this line of credit, based on Harris Manufacturing’s eligible accounts receivable and inventory. The line of credit was paid in full in June 2013.

Harris Manufacturing, Inc. and Harris LED, LLC

Notes to Combined Financial Statements

The loan agreement requires Harris Manufacturing to maintain a minimum ratio of total liabilities to tangible net worth of 1.25 to 1, and includes other nonfinancial covenants. Management has complied with all of the loan covenants at December 31, 2012.

6. Retirement Plan

Harris Manufacturing has established a salary deferral plan under the provisions of Section 401(k) of the Internal Revenue Code. Participating employees contribute a percentage of their salary with matching contributions of up to 4% by Harris Manufacturing. Harris Manufacturing’s expense for 2012 totaled $42,833. Of the 2012 expense recognized, $13,610 remained unpaid and was included in accounts payable at December 31, 2012.

7. Operating Leases

Harris Manufacturing leases from Clay County Port, Inc. (“lessor”), its office, manufacturing, and warehouse facilities located in Green Cove Springs, Florida, under a lease agreement effective October 1, 2007. The lease agreement was amended in October 2010 and provides for, effective January 1, 2011, monthly rent at $16,675 plus tax, adjusted annually by the Consumer Price Index in years three through five subject to a floor of 2% and a ceiling of 3%. The lease term is five years through December 31, 2015, and is cancellable with a 12-month notice by either party. In July 2013 Management provided the required 12-month notice to cancel the lease. The table below reflects the cancellation of the lease. Facilities rent, including sales tax, totaled $214,109 for 2012.

Harris Manufacturing rents equipment and records these rentals as operating leases. The equipment rental amounts paid for 2012 totaled $15,412.

Total noncancelable minimum annual payments as of December 31, 2012 are as follows:

2013	$229,143
2014	140,695
2015	7,917
2016	3,619

Total	$381,374

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Harris Manufacturing, Inc. and Harris LED, LLC

Notes to Combined Financial Statements

8. Income Taxes

The provision for income taxes for 2012 is summarized as follows:

December 31, 2012
Current
Federal	$48,770
State	32,658

Total current	81,428

Deferred
Federal	368,924
State	49,429

Total deferred	418,353

Total Provisions for Income Taxes	$499,781

A reconciliation of the statutory federal income tax rate and effective income tax rate is as follows:

Year Ended December 31, 2012
Statutory federal income tax rate	34.0%
Tax attributable to LLC	(2.0)%
Permanent items	0.8%
State income taxes	5.2%
Other	(2.1)%

Effective Income Tax Rate	35.9%

Deferred income taxes arise primarily due to state net operating loss carryforwards and differences in accounting for bad debts and provisions for inventory obsolescence, warranties, and legal claims.

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Harris Manufacturing, Inc. and Harris LED, LLC

Notes to Combined Financial Statements

The components of the net deferred income tax benefit are as follows:

December 31, 2012
Deferred income tax asset
Federal	$92,800
State	172,751

Total deferred income tax asset	265,551

Deferred income tax liability
Federal	(29,360)
State	(5,046)

Total deferred income tax liability	(34,406)

Net deferred income tax benefit	231,145
Less current portion	(108,750)

Long-Term Portion	$122,395

Tax effects of each type of significant item that gave rise to deferred income taxes are:

December 31, 2012
Net operating loss carryforward	$156,801
Allowance for bad debts	20,625
Depreciation	(34,406)
Provision for inventory obsolescence	65,625
Provision for legal claims	11,250
Provision for warranties	11,250

$231,145

FASB ASC 740-10-30 specifies that deferred income tax assets are to be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred income tax asset will not be realized. Based on management’s expectation of the implementation of business or tax strategies that would generate future taxable income, a valuation allowance was not established in 2012.

Harris Manufacturing has state net operating loss carryforwards of approximately $2.7 million, which are available to offset state income taxes in future years. The carryforwards will begin to expire in 2025.

9. Commitments and Contingencies

Harris Manufacturing may be a party to certain claims and legal actions arising in the ordinary course of business. The Companies have made provisions of $30,000 in 2012, which management believes is adequate to cover potential claims.

Harris Manufacturing, Inc. and Harris LED, LLC

Notes to Combined Financial Statements

The Companies provide warranties for one year from the date of sale for products it sells and for 60 days for services. The Companies have accrued future warranty costs of $30,000 as of December 31, 2012.

Harris Manufacturing has employment agreements for two of its officers, which include non-compete arrangements until 2013. The employment agreements provide for base salaries and bonuses, as well as severance payments ranging from 6 to 12 months, upon termination for any reason other than cause. In connection with the acquisition by Orion Energy Systems, Inc. the employment agreements were cancelled.